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                                                            Exhibit 10.9


                             AMENDMENT AGREEMENT

                              February 14, 1994

Lone Star Steel Company
5501 LBJ Freeway, Suite 1200
Dallas, Texas 75380-3546

Gentlemen:

Reference is made to the Financing Agreement between us dated March 2, 1993, as amended (the "Financing Agreement"). Further reference is made to the waiver letter between us dated December 29, 1993 (the "Waiver Letter"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth in said Financing Agreement unless otherwise specifically defined herein.

Effective immediately, pursuant to mutual understanding, the Financing Agreement shall be, and hereby is, amended as follows:

     1. Paragraph 9 of Section 7 of the Financing Agreement shall be, and hereby is, amended by deleting the entries under the headings, "Fiscal Period" and "Net Worth" for the period from 1-1-94 through and including 12-31-94 and inserting the following in lieu thereof:

     "From 1-1-94 through and
     including 3-31-94                 $103,000,000.00
     From 4-1-94 through and
     including 6-30-94                 $100,000,000.00
     From 7-1-94 through and
     including 9-30-94                 $ 99,000,000.00
     From 10-1-94 through and
     including 12-31-94                $101,000,000.00"

     2. Paragraph 12 of Section 7 of the Financing Agreement shall be, and hereby is, amended by deleting the entries under the headings "Fiscal Period" and "Working Capital" for the period "From 1-1-94 and at all times thereafter" and inserting the following in lieu thereof:

     "From 1-1-94 and at all times     $27,800,000.00"
     thereafter

     3(a) The following definition of "EBITDA" shall be, and hereby is, added to Section 1 of the Financing Agreement in the proper alphabetical order:

          "EBITDA shall mean, in any period, all earnings of the Company and its consolidated subsidiaries before interest and tax obligations of the Company and its consolidated subsidiaries for said period plus
          (i) amortization, (ii)


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          depreciation, and (iii) similar noncash charges for the Company and its consolidated subsidiaries for said period minus the sum of
          (x) Capital Expenditures and (y) dividends paid with respect to Preferred Stock by the Company and its consolidated subsidiaries for said period, all determined in accordance with GAAP on a Lifo basis."

      (b) The definition of "Interest Coverage Ratio" shall be, and hereby is, amended by deleting the reference to "EBIT" as contained therein and inserting "EBITDA" in lieu thereof.

      (c) Paragraph 13 of Section 7 of the Financing Agreement shall be, and hereby is, amended by (i) deleting therefrom the entries under the headings "Fiscal Quarter Ending" and "Ratio" for the Fiscal Quarters ending 3-31-94, 6-30-94, and 9-30-94 and (ii) amending the entry for the quarter ending 12-31-94 from "2.75 to 1.0" to be ".50 to 1.0".

     4. Paragraph 15 of Section 7 of the Financing Agreement shall be, and hereby is, amended by the addition thereto at the end thereof of the following three (3) entries under the headings "Period Ending" and "EBIT":

          "3-31-94                     ($2,300,000) Loss
           6-30-94                     ($4,100,000) Loss
           9-30-94                     ($3,100,000) Loss
          12-31-94                     ($1,000,000) Loss

      5. Paragraph 11 of Section 7 of the Financing Agreement shall be, and hereby is, amended by deleting therefrom the entries under the headings "Period" and "Amount" for the period "1-1-94 through and including 12-31-94 and during each calendar year thereafter" and inserting the following in lieu thereof:

          "1-1-94 through and
          including 12-31-94           $8,000,000.00

          "1-1-95 through and
          including 12-31-95
          and during each calendar
          year thereafter              $15,000,000.00"

      6. The expiration date of "February 15, 1994" with respect to the effectiveness of the waivers set forth in the Waiver Letter shall be, and hereby is, deleted and such waivers shall be, and hereby are, made permanent waivers.

      7. Paragraph 10(G) of Section 7 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:


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              "G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest (including, without limitation, any warrant issued by the Company) of the Company or any subsidiary, of any class whatsoever, whether now or hereafter outstanding, except that (a) any subsidiary may pay such dividends to the Company, and (b) the Company may declare and pay dividends on its capital stock in an amount sufficient to enable the Parent to i) redeem the capital stock owned by its retired, deceased or terminated officers or shareholders which the Parent is contractually obligated to redeem, provided that in no event shall the aggregate amount of such dividend under this clause (i) exceed $250,000.00 in the aggregate in any fiscal year; or (ii) pay income or franchise taxes of the Company due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Company are included (as more fully described in the Tax Allocation and Indemnification Agreement), and (c) commencing on or after December 31, 1994, the Company may pay dividends on its preferred stock which has been, or may hereafter be, issued in connection with the OverLine Facility (as defined in a certain letter agreement between the Company and CITBC dated February 14, 1994 which shall be referred to herein as the "OverLine Agreement") established under this Financing Agreement (herein "Preferred Stock") and "Preferred Stock Dividends" respectively), provided that such Preferred
                  Stock shall be issued as described in the Term Sheet for Preferred Stock attached hereto as Schedule 1 and that such Preferred Stock Dividends shall be (x) paid strictly in accordance with, and subject to, the terms, provisions and conditions of the Declaration of Rights and Preference under which such Preferred Stock is issued and (y) paid only after CITBC has received and reviewed the Company's financial statements for the immediately preceding fiscal quarter or year (as the case may be); and further provided that, in any instance under this Paragraph (G), (A) the Company is not then in breach or violation of this Financing Agreement, or
                  (B) after giving effect to such payment, no Event of Default has occurred or would occur hereunder, or

      8. Section 3 of the Financing Agreement shall be, and hereby is, amended by the addition thereto of a new Paragraph 8 thereto as follows:

          "8. In the event that the sum of (i) the Company's Obligations "as described in Clause "x")" of the


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          definition of Availability as contained in Section 1 of the
          Financing Agreement) plus (ii) the Availability Reserve (as described in such definition of Availability) at any time exceeds the maximum amount thereof computed pursuant to clauses "a)" and "b)" of such definition of Availability, the amount of such excess shall be immediately due and payable upon CITBC's demand therefor."

In consideration of our execution of the foregoing amendment you agree to pay to us an additional Loan Facility Fee in the amount of $30,000.00. Such fee is due and payable on the date hereof and may, at our option, be charged to your Revolving Loan Account on the date hereof.

Except as set forth hereinabove, no other change in, or waiver of the terms, provisions and conditions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement kindly so indicate by signing and returning the enclosed copy of this letter. We have asked each of the guarantors to sign below to confirm their respective agreements that the guaranties and security agreements executed by each in our favor shall continue in full force and effect notwithstanding the foregoing amendments.


                                       THE CIT GROUP/BUSINESS CREDIT, INC.


                                       By  TIMOTHY S. CULUM
                                         -------------------------------------
                                           Title:  Assistant Secretary



Read and Agreed to:

LONE STAR STEEL COMPANY

By  R. W. ARP
  --------------------------------
   Title: Executive Vice President

LONE STAR LOGISTICS, INC.
T & N LONE STAR WAREHOUSE CO.
TEXAS & NORTHERN RAILWAY COMPANY
FORT COLLINS PIPE COMPANY
TEXAS SPECIALTY FLAT-ROLLED, INC.
LONE STAR STEEL INTERNATIONAL, INC.

By  R. W. ARP
  --------------------------------
   Title: Vice President
          of each of the above companies




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                      SCHEDULE 1 TO AMENDMENT AGREEMENT

                           LONE STAR STEEL COMPANY


                        TERM SHEET FOR PREFERRED STOCK

                             February 10, 1994


     1. AMOUNT OF ISSUANCE. Each stockholder of LSS that guarantees a portion of LLS' indebtedness or other liability to CIT will receive, in the event such stockholder is required to make payment under such guarantee, an amount of preferred stock equal to the indebtedness or liability paid by such stockholder on LSS' behalf.

     2. ISSUANCE DATE. The preferred stock will be issued contemporaneously with, or as soon as reasonably practicable after, such date (if any) as a stockholder is required to make payment under its guarantee.

     3. DIVIDENDS. The preferred stock will be entitled to a 12% cumulative dividend that will be payable quarterly. No dividends may be paid on LSS' common stock at any time while the preferred stock is outstanding.

     4. REDEMPTION. LSS may redeem the preferred stock at any time by paying the holder thereof (i) the face amount of such stock and (ii) all accrued and unpaid dividends through the date of redemption (including an additionally pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the redemption date.)

     5.  REGISTRATION RIGHTS.  None

     6. VOTING RIGHTS. The preferred stock will possess voting rights only to the extent required by law.

     7. LIQUIDATION PREFERENCE. In the event of the liquidation or dissolution of LSS, prior to any payment to the holders of LSS' common stock, the holders of the preferred stock shall be entitled to receive therefor an amount equal to (i) the face amount of the preferred stock and (ii) all accrued and unpaid dividends (including an additional pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the date of liquidation or dissolution).

     8. OTHER RIGHTS. The preferred stock will have such other rights, preferences and terms (including rights to be converted to common stock) as are customary in nature and not inconsistent with the other provisions of this term sheet.